EXHIBIT 21.1

                        AVIATION COMPANY AND SUBSIDIARIES

                       LIST OF SUBSIDIARIES OF REGISTRANT

Aviation Sales Distribution Services Company (wholly-owned subsidiary)

         Aviation Sales Bearings Company (wholly-owned subsidiary of Aviation Sales Distribution Services Company)

Aviation Sales Leasing Company (wholly-owned subsidiary)

         Aviation Sales SPS I, Inc. (wholly-owned subsidiary of Aviation Sales Leasing Company)

         Aero Hushkit Corporation (wholly-owned subsidiary of Aviation Sales Leasing Company)

Aviation Sales Finance Company (wholly-owned subsidiary)

Aviation Sales Manufacturing Company ("ASM") (wholly-owned subsidiary)

           AVS/Kratz-Wilde Machine Company (wholly-owned subsidiary of ASM)

           Apex Manufacturing, Inc.  (wholly-owned subsidiary of ASM)

Aviation Sales Company FSC, Ltd.  (wholly-owned subsidiary)

Aviation Sales Maintenance, Repair & Overhaul Company ("ASMRO")
(wholly-owned subsidiary)

           Triad International Maintenance Corporation (wholly-owned subsidiary of ASMRO)

           Aerocell Structures, Inc.  (wholly-owned subsidiary of ASMRO)

           Caribe Aviation, Inc.  (wholly-owned subsidiary of ASMRO)

                  Aircraft Interior Design, Inc. (wholly-owned subsidiary of Caribe Aviation, Inc.)

           Whitehall Corporation ("Whitehall") (wholly-owned subsidiary of
           ASMRO)

                  Hydroscience, Inc. (wholly-owned subsidiary of Whitehall)

Aviation Sales Property Management Corp. ("ASPM") (wholly-owned subsidiary)

           AVSRE, L.P. (a limited partnership of which ASPM is the sole general partner and Whitehall is the sole limited partner)